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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Complete Business Solutions, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Michigan                                      38-2606945
    ------------------------                       --------------------
    (State of incorporation                          (I.R.S. Employer
       or organization)                             Identification No.)



    32605 West Twelve Mile Road
            Suite 250
      Farmington Hills, Michigan                           48334
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  (Address of principal executive offices)               (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                ------------------------------------------------

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, No Par Value
                           --------------------------
                                (Title of Class)

                                      N/A
                --------------------------------------------------
                                (Title of Class)





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Item 1.         Description of Registrant's Securities to be Registered
------          -------------------------------------------------------

                The information in Registrant's preliminary prospectus filed with the Commission on December 20, 1996, as part of the Registrant's Form S-1 Registration Statement under the Securities Act of 1933, Registration Number 333-18413, and all amendments thereto, ("Registrant's Form S-1"), contained under "Description of Capital Stock" (pages 38 through 39), is incorporated by reference in response to this item. A copy of the relevant portion of said information is attached hereto as Exhibit 1.

Item 2.        Exhibits
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 Exhibit No.    Description
 ----------     -----------

      1         Pages 38-39 from the Registrant's Form S-1.

      2 Registrant hereby incorporates by reference the Restated Articles of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrants Form S-1.

      3 Registrant hereby incorporates by reference the Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form S-1.

      4 Registrant hereby incorporates by reference the Specimen of Registrant's Stock Certificate, filed as Exhibit 4.2 to the Registrant's Form S-1.
===============================================================================


                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 14, 1997


                                Complete Business Solutions, Inc.



                                By: /s/ Rajendra S. Vattikutti
                                   --------------------------------------------
                                Name:  Rajendra S. Vattikutti
                                Title: President and Chief Executive Officer





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